Exhibit 1.1

FLY LEASING LIMITED

6.750% SENIOR NOTES DUE 2020

6.375% SENIOR NOTES DUE 2021

UNDERWRITING AGREEMENT

September 24, 2014

September 24, 2014

To the Representatives named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Fly Leasing Limited, a Bermuda exempted company incorporated under the Companies Act of 1981 of Bermuda (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the respective principal amounts of its debt securities identified in Schedule I hereto (the “Securities”), to be issued, respectively, under the indentures specified in Schedule I hereto (each, an “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the Representatives listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form F-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated September 10, 2014 included in the Registration Statement is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person as identified on Schedule III hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.                  Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)               (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein (the “Underwriters’ Information”) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)                The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each issuer free writing prospectus as defined in Rule 433(h) under the Securities Act does not include any information that conflicts with the information contained in the Registration Statement. Except for the free writing prospectuses identified in Schedule I hereto forming part of the Time of Sale Prospectus, and broadly available road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)               The Company has been duly incorporated and is an exempted company in good standing under the laws of Bermuda with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Time of Sale Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole.

(e)                Each of the Company’s significant subsidiaries within the meaning of Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary”) is listed on Schedule IV hereto. Each of the Significant Subsidiaries has been duly incorporated or formed, as the case may be, is validly existing as a limited liability company or a corporation in good standing, where such concept exists, under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (in the case of capital stock) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Time of Sale Prospectus and the Prospectus.

(f)                This Agreement has been duly authorized, executed and delivered by the Company.

(g)               The Company’s authorized capital is as set forth in the Time of Sale Prospectus and the Prospectus; the share capital of the Company conforms in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus; the issued and outstanding Common Shares have been duly and validly authorized and issued and are fully paid and non-assessable; the holders of issued and outstanding shares in the share capital of the Company are not entitled to preemptive or other rights to subscribe for the Common Shares; and, except as set forth in the Time of Sale Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares in the share capital of or ownership interests in the Company are outstanding.

(h)               The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indentures, the Securities and Operative Agreements (as defined below) will not (i) conflict with, or result in a violation of, the memorandum of association or bye-laws of the Company; (ii) conflict with, or result in a breach or violation of, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; (iii) violate any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company; which conflict, breach or violation in the case of clause (ii), violation in the case of clause (iii) or lien, charge or encumbrance in the case of clause (iv), would not reasonably be expected to have a Material Adverse Effect.

(i)                 Each of (i) the Servicing Agreement, dated as of October 2, 2007, between BBAM Aircraft Management LP (formally known as Babcock & Brown Aircraft Management LLC) (“BBAM(US)”), BBAM Aircraft Management (Europe) Limited (formally known as Babcock & Brown Aircraft Management (Europe) Limited) (“BBAM(Ireland)”), Babcock & Brown Air Funding I Limited (“B&B Air Funding”) and AMBAC Assurance Corporation (“AMBAC”), as amended by Amendment No. 1 to Servicing Agreement, dated as of April 29, 2010, among BBAM(US), BBAM(Ireland), B&B Air Funding and AMBAC, (ii) the Amended and Restated Servicing Agreement dated as of January 24, 2013 among BBAM US LP, BBAM Aviation Services Limited (“BBAM Aviation” and, together with BBAM(US), BBAM(Ireland) and BBAM US LP, the “Servicers”) and the Company (as amended and supplemented from time to time), (iii) the Servicing Agreement, dated as of October 14, 2011, among BBAM US LP, BBAM Aviation and Hobart Aviation Holdings Limited and (iv) the Amended and Restated Fly Leasing Limited Management Agreement, dated as of December 28, 2012, between the Company and Fly Leasing Management Co. Limited (the “Manager”) (together with the documents in clauses (i) through (iii) of this subsection, the “Operative Agreements”) has been duly authorized, validly executed and delivered by the Company and/or its affiliates, as the case may be. Each of the Operative Agreements is a valid and binding agreement of each such party enforceable against the Company and/or its affiliates, as the case may be, in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(j)                 The 2020 Indenture (as defined in Schedule I hereto) is duly qualified under the Trust Indenture Act. At the Closing Date, the 2021 Indenture (as defined in Schedule I hereto) will be duly qualified under the Trust Indenture Act. The 2020 Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The 2021 Indenture has been duly authorized by the Company and, when the Second Supplemental Indenture (as defined in Schedule I hereto) is executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(k)               The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing, and will be entitled to the benefits of the applicable Indenture.

(l)                 The Company is not (i) in violation of any provision of its memorandum of association or bye-laws; (ii) in violation or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which it is a party or bound or to which its property is subject; or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, as applicable, except in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Underwriters’ ability to consummate the transactions contemplated by this Agreement.

(m)             Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shelf Securities registered pursuant to the Registration Statement.

(n)               The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Historical Consolidated Financial and Other Data” in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus and the Prospectus fairly present, on the basis stated in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus and the Prospectus, the information included therein.

(o)               There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(p)               There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) that would have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement, the Indentures or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q)               Each of the Company and its subsidiaries owns, leases or possesses or will own, lease or possess on the date of transfer thereof, all such assets as are necessary to the conduct of the Company’s operations as described in the Time of Sale Prospectus and the Prospectus.

(r)                 Ernst & Young LLP, who were appointed to act as auditors and who have delivered their report with respect to the audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus and the Prospectus, were and are the independent registered public accounting firm appointed to act as auditors with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(s)                There are no, and, on or prior to the Closing Date (as defined in Section 4 hereof), will not be any, non-rebatable documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the Indentures, the Securities or the issuance by the Company of the Securities, or the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

(t)                 Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u)               The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v)               The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(w)             Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(x)               The Company and its subsidiaries do not own any real property, and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(y)               The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

(z)                The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(aa)            Neither the Company nor any of its subsidiaries has any employees. To the Company’s knowledge, no material labor dispute with the employees of the Manager or the Servicers exists or is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

(bb)           The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(cc)            The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. federal, state or non-U.S. foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(dd)          The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)            The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company and its directors and officers, including Section 402 related to loans.

(ff)             Neither the Company nor any ERISA Affiliate currently sponsors, contributes to, maintains or has any liability (whether contingent or otherwise) under (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) or (ii) an employee benefit plan that is or was subject to Part 3 of Subtitle B of Title I of ERISA, or Section 412 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), or Title IV of ERISA. For these purposes, “ERISA Affiliate” means a person required at any particular time to be aggregated with any of the Company under Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

(gg)           The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hh)           Neither the Company, its subsidiaries, any Company Legal Entity (as defined below), any Company Managed Entity (as defined below), any director or officer of the Company or its subsidiaries, nor, to the Company’s knowledge, any agent or employee of any of the foregoing, any of the Manager, the Servicers or any of their subsidiaries, or any director, officer, agent or employee of the Manager, the Servicers or any of their subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. The term “Company Legal Entity” means any corporate entity or other legal structure which owns, holds or manages aircraft, aircraft engines or aircraft or engine parts that were sold or transferred to such corporate entity or legal structure by the Company or any of its subsidiaries and from which the Company or its subsidiaries receive, on an on-going basis, at least 20% of the economic benefit derived from the operation or sale of such sold or transferred assets. The term “Company Managed Entity” means any corporate entity or other legal structure which owns or leases aircraft and for which the Company or any of its subsidiaries provides management or administrative services.

(ii)               The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(jj)               Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)             the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)              located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(kk)           Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)             to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)              in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ll)               The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(mm)       The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(nn)           Except as disclosed in the Time of Sale Prospectus, all principal, interest, premium, if any, and other payments due or to be payable on the Securities under the current laws and regulations of Bermuda and any political subdivisions thereof, may be paid in United States dollars and may be freely transferred out of Bermuda, and all such payments and all payments to be made by the Company under this Agreement will not be subject to withholding or other taxes under the laws and regulations of Ireland, Bermuda, the United States or any political subdivision or any authority or agency therein or thereof having power to tax, or of any other jurisdiction in which the Company is resident for tax purposes or any jurisdiction from or through which a payment is made (each, a “Relevant Tax Jurisdiction”) and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any governmental agency or body in any Relevant Tax Jurisdiction, other than as obtained prior to the Closing Date (as defined in Section 4 hereof). No subsidiary of the Company is currently prohibited under the current laws and regulations of Bermuda and any political subdivisions thereof, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(oo)           Except as disclosed in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries is prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets, except as would not have a Material Adverse Effect.

(pp)           Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, Ireland, Bermuda or any political subdivisions thereof.

(qq)           The Company is a “foreign private issuer,” as defined in Rule 405 of the Securities Act.

(rr)              The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived in all material respects.

(ss)             No consent, approval, authorization, filing with or order (“Consent”) of any court or governmental agency or body in the United States, Bermuda or any other non-U.S. jurisdiction, is required in connection with the performance of the Company’s obligations under this Agreement, the Indentures, the Securities or in the Operative Agreements, except (i) such as have been obtained under the Securities Act; (ii) such as may be required under the securities laws or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Time of Sale Prospectus and the Prospectus; (iii) such as may be required for the qualification of the Indentures under the Trust Indenture Act; (iv) such as may be required in connection with the creation or perfection of any security interest; (v) such as may be required in connection with the transfer of, or novation of any lease with respect to, any of the aircraft in the Company’s portfolio; (vi) such Consents that have been, or prior to the Closing Date (as defined in Section 4 hereof) will be, obtained; (vii) such Consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement, the Indentures, the Securities or the Operative Agreements; and (viii) such Consents that are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement, the Indentures, the Securities and the Operative Agreements, which (A) if not obtained on or prior to the Closing Date (as defined in Section 4 hereof), would not, individually or in the aggregate, have a Material Adverse Effect and (B) are expected to be obtained in the ordinary course of business subsequent to the performance of the Company’s obligations under this Agreement, the Indentures, the Securities or in the Operative Agreements.

(tt)              The offering of the Securities is exempt from filing with and review by Financial Industry Regulatory Authority (“FINRA”) pursuant to FINRA Rule 5110(a)(7)(C)(i).

(uu)           Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(vv)           There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(ww)       Each certificate signed by any officer of the Company, delivered to the Underwriters shall be deemed a representation and warranty by the Company (and not individually by such officer) to the Underwriters with respect to the matters covered thereby.

2.                  Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase prices set forth in Schedule I hereto (the “Purchase Price”).

3.                  Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.                  Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to the Representatives on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date, with the transfer of the Securities to the Underwriters duly paid.

5.                  Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)                Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                 there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)               there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)               The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman, Bermudan counsel for the Company, dated the Closing Date, covering the matters set forth in Exhibit A hereto.

(d)               The Underwriters shall have received on the Closing Date an opinion of Jones Day, United States counsel for the Company, dated the Closing Date, covering the matters set forth on Exhibit B hereto.

(e)                The Underwriters shall have received on the Closing Date an opinion of Clifford Chance US LLP, counsel for the Underwriters, dated the Closing Date, in the form and substance reasonably satisfactory to the Underwriters.

(f)                The Underwriters shall have received on the Closing Date an opinion of McCann FitzGerald, Irish counsel for the Company, dated the Closing Date, covering the matters set forth on Exhibit C hereto.

(g)               The Underwriters shall have received on the Closing Date an opinion of Maples and Calder, Cayman counsel for the Company, dated the Closing Date, covering the matters set forth on Exhibit D hereto.

(h)               The Underwriters shall have received on the Closing Date an opinion of Vincent Cannon, Legal Counsel of BBAM LP, dated the Closing Date, covering the matters set forth on Exhibit E hereto.

The opinions described in Sections 5(c), 5(d), 5(e), 5(f), 5(g) and 5(h) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(i)                 The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j)                 Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k)               No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

(l)                 The Underwriters shall have received, on each of the date hereof, and the Closing Date, a certificate from the Company’s Chief Financial Officer, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters containing representations with respect to certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m)             The Underwriters shall have received (i) on the date hereof, the Representation and Warranty Certificate required pursuant to Section 2(a) of that certain Indemnification Agreement between BBAM US LP, the Manager and the Representatives, dated as of the date hereof (the “Indemnification Agreement”); and (ii) on the Closing Date, the deliverables required pursuant to Sections 2(b) and 2(c) of the Indemnification Agreement.

6.                  Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                To deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)               Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)               Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                To satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(f)                If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)               If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)               To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to (1) qualify to do business in any jurisdiction where it is not now so qualified, (2) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or (3) take any action that would subject it to taxation in any jurisdiction where it is not now so subject or to any degree greater than it is now subject.

(i)                 To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)                 Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by the rating agencies for the rating of the Securities, (v) all costs and expenses incident to the initial and continued admission of the Securities to listing on the Official List of the Irish Stock Exchange and to trading on the Global Exchange Market, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) 50% of all out-of-pocket costs and expenses of the Underwriters relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives of the Underwriters, and the cost of any aircraft chartered in connection with the road show, but excluding fees and disbursements of counsel for the Underwriters, (x) all expenses in connection with any offer and sale of the Securities outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, (xi) the document production charges and expenses associated with printing this Agreement, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

(k)                If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(l)                During the period beginning on the date hereof and continuing to and including the date 30 days after the date of the prospectus supplement, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representative identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

(m)              To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(n)              To pay all documentary, stamp, registration or other issuance or transfer taxes or duties other similar fees or similar charges which may be imposed by (i) any governmental or regulatory authority in connection with the creation, issuance, delivery and sale of the Securities to, and the purchase of the Securities by, the Underwriters in the manner contemplated by this Agreement and on the execution and delivery of this Agreement, the Indentures and the Securities and (ii) by any governmental or regulatory authority in a Relevant Tax Jurisdiction in connection with the initial resale and delivery thereof by the Underwriters.

(o)               All payments under this Agreement by the Company to the Underwriters shall be deemed to be exclusive of any value added tax or any similar taxes (“VAT”). If VAT is subsequently chargeable or subsequently chargeable at a later date on such consideration, the Company shall pay to the Underwriters (or directly to the appropriate tax authority, if so required by law) (in addition to and at the same time as paying the consideration or if subsequently due at a later date) an amount equal to the amount of the VAT. Where under this Agreement it requires the Company to reimburse the Underwriters for any costs or expenses, the Company shall also at the same time pay and indemnify the Underwriters against all VAT incurred by the Underwriters in respect of the costs or expenses to the extent that the Underwriter determines that it is not entitled to a prompt refund, credit or prompt repayment of the VAT.

(p)               The Company agrees that all amounts payable hereunder shall be paid in U.S. Dollars and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding; provided, however, that no additional amounts will be payable to the extent any such deductions or withholdings for income taxes would not have been imposed but for the existence of any present or former connection between the Underwriters of the Securities and such jurisdiction.

(q)               The Company shall use its commercially reasonable best efforts to list the Notes, subject to official notice of issuance, on the Official List of the Irish Stock Exchange and to trading on the Global Exchange Market.

7.                 Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.                  Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the directors, officers, employees and agents of each Underwriter, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon (i) Underwriters’ Information and (ii) “BBAM Information,” as such term is defined in the Indemnification Agreement.

(b)               Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to Underwriters’ Information relating to such Underwriter.

(c)               In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 8(a) or 8(b) unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) or 8(b). In any such proceeding, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative authorized to appoint counsel under this Section as set forth on Schedule I hereto, in the case of parties indemnified pursuant to Section 8(b) and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)               To the extent the indemnification provided for in Section 8(b) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)               The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)               The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.                Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Bermuda shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or authorities in Bermuda or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this Section 9, makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.               Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable and documented fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, except in the event termination of this Agreement arises as a result of Section 9(i), (iii), (iv) or (v).

11.               Submission to Jurisdiction; Appointment of Agent for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the offering of the Securities or the issuance of the Securities. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)               The Company hereby irrevocably appoints BBAM US LP, with offices at 50 California Street, 14th Floor, San Francisco, California 94111, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

12.               Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

13.               Entire Agreement.

(a)               This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)               The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

14.              Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.              Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.              Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.              Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.              Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

FLY LEASING LIMITED

By:	/s/ Gary Dales
	Name:	Gary Dales
	Title:	Chief Financial Officer

Accepted as of the date hereof

Jefferies LLC

Acting on behalf of itself and the several Underwriters named in Schedule II hereto.

JEFFERIES LLC

By:	/s/ Craig Zaph
	Name:	Craig Zaph
	Title:	Managing Director

SCHEDULE I

Representatives:
Representative authorized to release lock-up under Section 2:	Jefferies LLC
Representative authorized to appoint counsel under Section 8(c):	Jefferies LLC
Securities to be Purchased:	6.750% Senior Notes Due 2020 (“2020 Notes”) 6.375% Senior Notes Due 2021 (“2021 Notes”)
Indentures:

2020 Notes: Indenture dated December 11, 2013 between the Company and the Trustee (the “Base Indenture”), as supplemented and modified by a first supplemental indenture, dated December 11, 2013 between the Company and the Trustee (the “First Supplemental Indenture” and the Base Indenture, as so supplemented and modified by the First Supplemental Indenture, the “2020 Indenture”)

2021 Notes: The Base Indenture, as supplemented and modified by a second supplemental indenture, to be dated on or about October 3, 2014 between the Company and the Trustee (the “Second Supplemental Indenture” and the Base Indenture, as so supplemented and modified by the Second Supplemental Indenture, the “2021 Indenture”)

Trustee:	Wells Fargo Bank, National Association
Registration Statement File No.:	333-197912
Time of Sale Prospectus

1.           Prospectus dated September 10, 2014 relating to the Shelf Securities

The preliminary prospectus supplement dated September 22, 2014, relating to the Securities

2.           Free writing prospectus dated September 24, 2014 filed by the Company under Rule 433(d) of the Securities Act

Aggregate Principal Amount:	$75,000,000 of 2020 Notes $325,000,000 of 2021 Notes

Schedule I- 1

Purchase Price:

103.00% of the $75,000,000 aggregate principal amount of the 2020 Notes, plus accrued interest from July 15, 2014

98.25% of the $325,000,000 aggregate principal amount of the 2021 Notes, plus accrued interest, if any, from October 3, 2014

Maturity:	2020 Notes: December 15, 2020 2021 Notes: October 15, 2021
Interest Rate:	2020 Notes: 6.750% per annum, accruing from June 15, 2014 2021 Notes: 6.375% per annum, accruing from October 3, 2014
Interest Payment Dates:	2020 Notes: June 15 and December 15, commencing December 15, 2014 2021 Notes: April 15 and October 15, commencing April 15, 2015
Closing Date and Time:	October 3, 2014 10:30 a.m.
Closing Location:	Clifford Chance US LLP 31 West 52nd Street New York, New York 10019
Address for Notices to Underwriters:	Jefferies LLC 520 Madison Avenue New York, NY 10022
Address for Notices to the Company:	West Pier Dun Laoghaire Co. Dublin, Ireland with a copy to: 50 California Street, 14th Floor San Francisco, California 94111

Schedule I- 2

SCHEDULE II

Underwriter	Principal Amount of 2020 Notes To Be Purchased	Principal Amount of 2021 Notes To Be Purchased
Jefferies LLC	$39,600,000	$171,601,000
Citigroup Global Markets Inc.	8,800,000	38,133,000
Deutsche Bank Securities Inc.	8,800,000	38,133,000
RBC Capital Markets, LLC	8,800,000	38,133,000
BNP Paribas Securities Corp.	3,375,000	14,625,000
Nomura Securities International, Inc.	3,375,000	14,625,000
Cowen and Company, LLC	2,250,000	9,750,000
Total	$75,000,000	$325,000,000

Schedule II- 1

SCHEDULE III

Electronic Road Show

The road show presentation dated September 2014, used in connection with the offering.

Schedule III- 1

SCHEDULE IV

Company’s Significant Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation
Babcock & Brown Air Funding I Limited	Bermuda
Coral Aircraft Holdings Limited	Cayman Islands
Fly Peridot Holdings Limited	Cayman Islands
Global Aviation Holdings Fund Limited	Cayman Islands
Temple Aviation Holdings Limited	Ireland
GAHF (Ireland) Limited	Ireland
Babcock & Brown Air Acquisition I Limited	Bermuda
Caledonian Aviation Holdings Limited	Ireland
Hobart Aviation Holdings Limited	Ireland

Schedule IV- 1

EXHIBIT A

FORM OF OPINION OF CONYERS DILL & PEARMAN

Exhibit A- 1

EXHIBIT B

FORM OF OPINION OF JONES DAY

Exhibit B- 1

EXHIBIT C

FORM OF OPINION OF MCCANN FITZGERALD

Exhibit C- 1

EXHIBIT D

FORM OF OPINION OF MAPLES AND CALDER

Exhibit D- 1

EXHIBIT E

FORM OF IN-HOUSE COUNSEL OPINION

Exhibit E- 1